UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2025

NOVAVAX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Quince Orchard Road

Gaithersburg, Maryland 20878

(Address of Principal Executive Offices, including Zip Code)

(240) 268-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	NVAX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 17, 2025, Novavax, Inc. (the “Company”) entered into an assignment of the Company’s 700 Quince Orchard Road, Gaithersburg, MD facility with AstraZeneca Pharmaceuticals LP (“AstraZeneca”). The effect of this agreement is to assign the lease agreement for the Company’s 700 Quince Orchard Road facility and, along with the Parcel Purchase and Asset Purchase Agreement described below, will result in an aggregate of $59.8 million payable by AstraZeneca to the Company. An initial payment of $20.0 million, associated with the Parcel Purchase, will occur in the fourth quarter of 2025 and the remaining approximately $39.8  million, will occur in the first quarter of 2026. The Company has moved its corporate headquarters from 700 Quince Orchard Road to 21 Firstfield Road, Gaithersburg MD. The Company concluded that it also expects to recognize a non-cash impairment charge in the third quarter of 2025 of between $96 million and $98 million as a result of   the transactions described below. As such, the Company does not expect the foregoing impairment charge to result in current or future cash expenditures.

Assignment and Assumption Agreement

On October 17, 2025, Novavax, Inc. (the “Company”) entered   into an Assignment and Assumption of Lease Agreement (the “Assignment and Assumption Agreement”) with AstraZeneca, pursuant to which the Company agreed to assign to AstraZeneca all of the Company’s right, title, and interest as “Tenant” under that certain Lease Agreement, dated as of October 22, 2020, as amended (the “Lease”), with ARE   —Maryland No. 51, LLC, an affiliate of Alexandria Real Estate Equities, Inc., (the “Landlord”), covering approximately 171,239 rentable square feet of premises located at 700 Quince Orchard Road, Gaithersburg, Maryland (the “Premises”) with a term through December 2036. The effectiveness of the Assignment and Assumption Agreement is subject to the written consent of the Landlord and the execution of an Amended and Restated Lease between Landlord and AstraZeneca, both to be effective as of January 5, 2026 (the “Assignment and Assumption Effective Date”).

Pursuant to the Assignment and Assumption Agreement, the Company will assign and AstraZeneca will assume all rights, liabilities and obligations of the “Tenant” under the Lease accruing from and after the Assignment and Assumption Effective Date through December 31, 2036. The Company will pay the base rent due for the period from January 5, 2026 through June 30, 2026 and AstraZeneca will not be responsible for base rent during this period.

In consideration for the Assignment and Assumption Agreement, AstraZeneca will pay the Company an assignment fee of $15.0 million, due upon full execution of the Landlord’s consent and to be paid promptly after the Assignment and Assumption Effective Date, which, together with the purchase price amounts under each of the Parcel Purchase Agreement and the Asset Purchase Agreement (described below), will result in an aggregate of $59.8 million payable by AstraZeneca to the Company.

The Assignment and Assumption Agreement contains customary representations and warranties, including that the Lease is in full force and effect and that there are no existing defaults. The Assignment and Assumption Agreement also includes customary provisions regarding notices, authority, broker commissions  , and other terms.

The foregoing description of the Assignment and Assumption Agreement does not purport to be complete and is qualified in its entirety by reference to the Assignment and Assumption Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.06 Material Impairments.

The Company expects to record total non-cash charges of between $125 million and $127 million in the third quarter of 2025. As a result of the transactions with AstraZeneca described elsewhere in this Current Report on Form 8-K, on October 17, 2025, the Company concluded that it expects to recognize an estimated non-cash impairment charge of between $96 million and $98 million in the third quarter of 2025, which includes the write off of the right-of-use asset, property and equipment, and intangibles, partially offset by a gain recognized on the sale of adjacent land under the Parcel Agreement. As such, the Company does not expect the foregoing impairment charge to result in current or future cash expenditures. In addition, the Company expects to recognize a non-cash charge of $29 million during the third quarter of 2025 associated with the extinguishment of the 5.00% Convertible Senior Notes due 2027 and announced on August 27, 2025.

Item 8.01. Other Events.

Parcel Purchase Agreement

In connection with the Company’s entry into the Assignment and Assumption Agreement, on October 17, 2025, 14 Firstfield Holdings, LLC (“14 Firstfield Holdings”), a wholly owned subsidiary of the Company, entered into a Purchase and Sale Contract (the "Parcel Purchase Agreement") with AstraZeneca for the sale of approximately 9.7 acres of land located in Gaithersburg, Maryland (the “Property”). The Property consists of two parcels  as further described in the Purchase Agreement.

Pursuant to the terms of the Parcel Purchase Agreement, the aggregate purchase price for the Property is $20.0 million subject to customary closing adjustments. The Company expects to close the sale of 14 Firstfield Holdings during the fourth quarter of 2025.

Asset Purchase Agreement

Also on October 17, 2025, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with AstraZeneca for the sale of certain equipment, warranties, licenses, permits, and related assets (the “Purchased Assets”) located at the Premises. The Purchased Assets are specified in the Asset Purchase Agreement, and include certain equipment and furniture located on the Premises, as well as assignable licenses and permits in the Company’s possession or reasonable control.

Pursuant to the terms of the Asset Purchase Agreement, the aggregate purchase price for the Purchased Assets is $24.8 million subject to customary adjustments. AstraZeneca is required to deliver a deposit of $4.0 million upon execution of the Asset Purchase Agreement, to be held in escrow. The remainder of the purchase price is payable by AstraZeneca on the closing date, which is expected to occur on or before January 5, 2026. The closing of the transaction is conditioned upon, among other things, the execution of the Assignment and Assumption Agreement for the Premises, and certain representations and warranties.

Cautionary Note Regarding Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements in the discussion below and elsewhere in this Current Report about expectations, beliefs, plans, objectives, assumptions, or future events or performance of the Company are not historical facts and are forward-looking statements. Such forward-looking statements include, without limitation, statements regarding the expected timing of, and the total anticipated impairment charges associated with, the transactions described herein. Generally, forward-looking statements can be identified through the use of words or phrases such as “believe,” “may,” “could,” “will,” “would,” “possible,” “can,” “estimate,” “continue,” “ongoing,” “consider,” “anticipate,” “intend,” “seek,” “plan,” “project,” “expect,” “should,” “would,” “aim,” or “assume,” the negative of these terms, or other comparable terminology, although not all forward-looking statements contain these words.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Novavax’s current beliefs and expectations about the future of our business, events and trends, and other future conditions. Forward-looking statements involve estimates, assumptions, risks, and uncertainties that could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements, and, therefore, you should not place considerable reliance on any such forward-looking statements. Such risks and uncertainties include, without limitation, challenges or delays in obtaining further regulatory authorization for its COVID-19 vaccine; antigenic drift or shift in the SARS-CoV-2 spike protein, challenges satisfying, alone or together with partners, various safety, efficacy and product characterization requirements, including those related to process qualification and assay validation, necessary to satisfy applicable regulatory authorities; difficulty obtaining scarce raw materials and supplies; resource constraints, including human capital and manufacturing capacity, on the ability of Novavax to pursue planned regulatory pathways; challenges or delays in obtaining regulatory authorization for a JN.1 protein-based COVID-19 vaccine or for future COVID-19 variant strain changes; challenges or delays in clinical trials; manufacturing, distribution or export delays or challenges; Novavax’s exclusive dependence on Serum Institute of India Pvt. Ltd. for co-formulation and filling and the impact of any delays or disruptions in their operations on the delivery of customer orders; and other risks and uncertainties identified in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (“SEC”) on February 27, 2025, as updated by the information in Part II, Item 1A “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, which may be further detailed and modified or updated in other documents we file with the SEC from time to time, and are available at www.sec.gov and at www.novavax.com. You are encouraged to read these filings as they are made.

Novavax cannot guarantee future results, events, level of activity, performance, or achievement. Any or all of Novavax’s forward-looking statements in this Current Report on Form 8-K may turn out to be inaccurate or materially different from actual results. Further, any forward-looking statement speaks only as of the date when it is made, and Novavax undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law. New factors emerge from time to time, and it is not possible for Novavax to predict which factors will arise. In addition, Novavax cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1†	Assignment and Assumption of Lease, by and between Novavax, Inc. and AstraZeneca Pharmaceuticals LP, dated as of October 17, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

† Certain portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company hereby agrees to furnish supplementally to the SEC, upon its request, an unredacted copy of this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc.

Date: October 22, 2025	By:	/s/ Mark J. Casey
	Name:	Mark J. Casey
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary